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                                                                   EXHIBIT 10.6











                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            NURX INTERNATIONAL, LLC.


                      A DELAWARE LIMITED LIABILITY COMPANY


                                 AUGUST 23, 1996
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                                TABLE OF CONTENTS
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            NURX INTERNATIONAL, LLC.

                                 AUGUST 23, 1996

SECTION 1. CERTAIN DEFINITIONS ...........................................     1

SECTION 2. MANAGEMENT COMMITTEE ..........................................     3
           2.1   General .................................................     3
           2.2   Elections; Meetings .....................................     3
           2.3   Specific Authority of Management Committee ..............     5
           2.4   Fundamental Changes .....................................     6
           2.5   Duties and Obligations of the Management Committee ......     7
           2.6   Company Expenses ........................................     7
           2.7   Liability of the Management Committee ...................     8
           2.8   Indemnification of the Management Committee .............     8
           2.9   Members Have No Exclusive Duty to Company ...............     8

SECTION 3. MEMBER MEETINGS AND VOTING RIGHTS .............................     8
           3.1   Calling of Meetings .....................................     8
           3.2   Notice of Meeting .......................................     9
           3.3   Quorum ..................................................     9
           3.4   Proxies .................................................     9

SECTION 4. CAPITAL ACCOUNTS; SHARING OF LOSSES ...........................     9
           4.1   Initial Capital Contributions ...........................     9
           4.2   Capital Accounts - General ..............................     9
           4.3   Additional Capital Requirements .........................    10
           4.4   Sharing of Losses; Indemnity in Event of Sale of Interest    10
           4.5   Loans to the Company ....................................    11

DISTRIBUTIONS, PAYMENTS, AND ALLOCATIONS .................................    11
           5.1   Distributions and Payments ..............................    11
           5.2   Allocation of Net Profits and Net Losses ................    12
           5.3   Tax Allocations; Code Section 704(c) ....................    12

SECTION 6. ACCOUNTING, RECORDS AND BUDGETS ...............................    12
           6.1   Records, Audits and Reports .............................    12
           6.2   Tax Return ..............................................    13
           6.3   Tax Matters Partner .....................................    13
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           6.4   Fiscal Year .............................................    14
           6.5   Bank Accounts ...........................................    14
           6.6   Budgets .................................................    14

SECTION 7. TRANSFERS; WITHDRAWALS; ADMISSIONS ............................    14
           7.1   Restrictions on Transfer ................................    14
           7.2   Admission of Additional Members .........................    15
           7.3   Right of First Refusal on Transfer of Interest ..........    15
           7.4   Buy/Sell Agreement ......................................    17
           7.5   Agreed Value ............................................    19
           7.6   Closing .................................................    20

SECTION 8.  DISSOLUTION ..................................................    20
           8.1   Events of Dissolution ...................................    20
           8.2   Sale of Assets by the Management Committee ..............    21

SECTION 9. BUSINESS PURPOSE OF COMPANY/ACTIVITIES OF
           MEMBERS .......................................................    21
           9.1   Business Purpose and Activities of Company ..............    21
           9.2   Activities of NTC .......................................    21
           9.3   Activities of InCon .....................................    21
           9.4   Ownership of Company Assets .............................    22
           9.5   Covenant Not to Disclose ................................    22
           9.6   Other Business Interests of the Members .................    22
           9.7   Transaction With Members or Affiliates ..................    23

SECTION 10.  MISCELLANEOUS ...............................................    23
           10.1  Enforcement .............................................    23
           10.2  Notices .................................................    23
           10.3  Amendments ..............................................    24
           10.4  Waiver of Action for Partition ..........................    24
           10.5  Successors and Assigns ..................................    24
           10.6  Title to Property .......................................    24
           10.7  Captions ................................................    24
           10.8  Terms ...................................................    24
           10.9  Invalidity ..............................................    24
           10.10 Counterparts ............................................    24
           10.11 Further Assurances ......................................    25
           10.12 Complete Agreement ......................................    25
           10.13 Governing Law; Consent to Jurisdiction ..................    25
           10.14 No Third Party Beneficiary ..............................    25
           10.15 Exhibits and Schedules ..................................    25
           10.16 References to this Agreement ............................    25
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                       LIMITED LIABILITY COMPANY AGREEMENT


            THIS AGREEMENT, made as of August 23, 1996, by and among [NUTRITION TECHNOLOGY CORP.], a corporation organized and existing under the law of the State of Nevada, having its principal office at 2425 East Camelback Road, Suite 650, Phoenix, Arizona ("NTC"), and INCON TECHNOLOGIES, LLC, a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 970 Douglas Road, Batavia, Illinois 60510 ("InCon") (InCon and NTC are collectively referred to herein as the "Members").

                                    RECITALS:

            1. NTC is engaged in the research, development, manufacturing, marketing and sale of certain dietary supplement and other nutrition and health promoting products.

            2. InCon has knowledge, expertise and capabilities relating to research, development, manufacturing, marketing and sale of certain dietary supplements and other nutritional and health promoting products.

            3. The Members desire to form a joint venture to undertake (a) further research and development of certain dietary supplements and other nutritional and health promoting products, and (b) to manufacture, market and sell existing as well as said newly developed supplements and products.

                                   AGREEMENT:

            In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

            The following terms used in this Limited Liability Company Agreement shall have the following meanings:

            "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time.

            "Agreed Value" has the meaning set forth in Section 7.5.

            "Agreement" means this Limited Liability Company Agreement as originally executed and amended from time to time.

            "Capital Account" has the meaning set forth in Section 4.2(a).
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            "Capital Contribution" means, with respect to each Member (or the predecessor holder of the Interest of such Member), the total amount of money and the fair market value of all property contributed to the Company by such Member net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752 at the time of such contribution.

            "Cause" means with respect to the removal of a Manager, fraud, bad faith, gross negligence, willful misconduct or breach of the fiduciary duty of loyalty on the part of the manager to the material detriment of the Company.

            "Certificate of Formation" shall mean the Certificate of Formation of NuRx International, LLC., as filed with the Secretary of State of Delaware on August 23, 1996, as the same may be amended from time to time. A copy of the Certificate of Formation is attached hereto as Exhibit A.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Company" means NuRx International, LLC., the limited liability company governed hereby, as said limited liability company may from time to time be constituted.

            "Entity" shall mean a general partnership, a limited partnership, a domestic or foreign limited liability company, a trust, an estate, an association, a corporation or any other illegal or commercial entity.

            "Event of Dissociation" means an event that causes a person to cease to be a Member, as provided in the Act.

            "Fundamental Change" shall have the meaning set forth in Section
2.4.

            "Interest" means the entire ownership interest of a Member in the Company as determined under this Agreement and the Act, including the rights and obligations of such Member to share in the distributions and the Net Profits and Net Losses of the Company. Expressed as a percentage, a Member's Interest at any time is equal to the number of Shares held by such Member, divided by the total number of Shares outstanding at that time, in each case as set forth in Schedule 1 hereto, as the same may be amended from time to time pursuant to this Agreement.

            "Management Committee" has the meaning set forth in Section 2.1.

            "Member" shall mean each of the parties who executes a counterpart of this Limited Liability Company Agreement as a Member and each of the parties who may hereafter become Members as permitted herein.


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            "Net Profits" and "Net Losses means, for any fiscal year, an amount equal to the Company's taxable income or loss, respectively, for such fiscal period, determined in accordance with Section 703(a) of the Code, including, without limitation, each item of Company income, gain, loss, deduction or credit (as adjusted to take into account income that is exempt from federal income tax and expenditures of the Company described in Code Section 705(a)(2)(B) not deductible in computing its taxable income and not properly chargeable to Capital Accounts).

            "Person" means an individual, trust, estate, partnership, joint venture, association, limited liability company, corporation or other entity.

            "Regulatory Anthority" has the meaning set forth in Section 4.2(b).

            "Required Consent" shall mean the approval of all of the members of the Management Committee to the action contemplated.

            "Selling Member" shall mean any Member or Interest owner which sells, assigns, or otherwise transfers for consideration all or any portion of its Interest.

            "Shares" means an Interest in the Company, as initially set forth in
Schedule 1 hereto, as the same may be amended from time to time pursuant to this Agreement.

            "Tax Matters Partner" has the meaning set forth in Section 6.3.

            "Transfer" has the meaning set forth in Section 7.1(a).

SECTION 2. MANAGEMENT COMMITTEE.

2.1         GENERAL.

            The business and affairs of the Company will be managed by a Management Committee (the "Management Committee"). Each member of the Management Committee shall be a Manager of the Company, as defined under the Act. Except as expressly provided in this Agreement or as required under the Act, only the Management Committee acting in accordance with the terms of this Agreement, shall have the full, exclusive and complete discretion in the management and control of the business and affairs of the Company and shall make all decisions regarding the business of the Company. Other than as specifically provided in this Agreement or as required under the Act, neither the Members nor the members of the Management Committee acting individually, shall participate in the management of, or have any control over, the Company's business, nor shall the Members or the members of the Management Committee acting individually, have the power to represent, act for, sign for or bind the Management Committee or the Company.

2.2         ELECTIONS; MEETINGS.


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      (a) Number, Tenure and Qualifications.

            The number of members of the Management Committee will be four (4), two of which shall be appointed by NTC and two of which shall be appointed by InCon, and each of which shall be a representative of one of the Members. Each member of the Management Committee will hold office for a term of one (1) year and until his successor has been appointed. After notice to the other Member, one or more members of the Management Committee may be removed at any time with or without cause by the Member that appointed the Management Committee member being removed.

      (b) Quorum.

            A majority of the number of Management Committee Members fixed by this Section 2.2, present in person or by telephone, will constitute a quorum for the transaction of business at any meeting of the Management Committee.

      (c) Manner of Acting.

            The act of all of the Management Committee members present at a meeting, in person or by telephone, at which a quorum is present will be the act of the Management Committee.

      (d) Resignation.

            A member of the Management Committee may resign at any time by providing notice to the remaining members of the Management Committee.

      (e) Vacancies.

            Any vacancy occurring in the Management Committee shall be filled by appointment of the Member who appointed the departing Management Committee member. A member elected to fill a vacancy will be elected for the unexpired term of his predecessor in office.

      (f) Informal Action by Members.

            Any action required to be taken at a meeting of Members, or any action which may be taken at a meeting of the Management Committee, may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the Members of the Management Committee.

      (g) Regular Meetings.

            A regular meeting of the Management Committee may be held without notice of the date, time, place and purpose of the meeting.


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      (h) Special Meetings.

            Any member of the Management Committee may call a special meeting of the Management Committee. Unless waived as provided and allowed in this Agreement, notice of any special Management Committee meeting must be given at least three days prior to the meeting by written notice delivered personally or by facsimile, to each Management Committee member at his business address. The notice of a special meeting must contain the date, time, location and purpose for the meeting. Attendance of a Management Committee member at a meeting in person or by the use of telephone will constitute waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     (i) Compensation.

            The members of the Management Committee shall serve without compensation for their duties.

2.3         SPECIFIC AUTHORITY OF MANAGEMENT COMMITTEE.

            Subject to Section 2.4 below, the authority and powers of the Management Committee shall include, without limitation, the following:

                  (i) to enter into contracts and agreements on behalf of the Company, and execute and deliver all documents and instruments in connection therewith;

                  (ii) to buy, sell or otherwise acquire, hold, trade or dispose of property of the Company;

                  (iii) to establish the Company's employment policies and procedures, including, but not limited to, compensation, hiring, termination and benefits of employees;

                  (iv) in the normal course of the Company's business, to borrow money and to make, issue, endorse and accept promissory notes, drafts, bills of exchange, guarantees and other instruments and evidences of indebtedness, and to secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of the property then owned or thereafter acquired by the Company;

                  (v) To enter into, make and perform such contracts, leases, agreements and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business, including, without in any manner limiting the generality of the foregoing, contracts, leases, agreements, undertakings and transactions with any Member, affiliate or with any other person, firm or corporation having any business, financial or other relationship with any Member or Members;


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                  (vi) to acquire, enter into and pay for any contract of
insurance which the Management Committee deems necessary or advisable for the protection of the Company, the conservation of the assets of the Company, or for any other purpose beneficial to the Company;

                  (vii) to employ attorneys, brokers, consultants, managers and accountants on behalf of the Company;

                  (viii) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Company;

                  (ix) to establish such reserve funds as the Management Committee deems necessary or desirable from income derived from the Company's operation; and

                  (x) to delegate any or all of its authority to one or more individuals, who may or may not be Members.

2.4         FUNDAMENTAL CHANGES.

            The unanimous consent of the Members must be obtained in order to make any Fundamental Change, as defined below. A fundamental change ("Fundamental Change"), shall mean any one or more of the following actions of the Company:

            (i) the sale, lease, exchange or other disposition of greater than $100,000 of the Company's assets, whether or not in the ordinary course of business;

            (ii) the mortgage, pledge or grant of other security interest or encumbrance upon greater than $100,000 of the Company's assets, whether or not in the ordinary course of business;

            (iii) any new debts, obligations or commitments which, in the aggregate, exceed $100,000;

            (iv) engaging in a new line of business (defined as any business not conducted by the Company as of the date hereof);

            (v) the sale, lease, exchange or other disposition of any of the Company's assets to any member or affiliate of the Management Committee;

            (vi) the admission of a new Member or increase in the Interest of an existing Member other than a pro rata increase as a result of the redemption of an existing Member's Interest.

            (vii) the amendment or modification of any of the provisions of this Agreement, as further provided in Section 10.3 below; or


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            (viii) any action that would cause the Company to cease to be a limited liability company under the Act.

2.5         DUTIES AND OBLIGATIONS OF THE MANAGEMENT COMMITTEE.

            (a) The Management Committee shall take all actions necessary for the continuation of the Company's valid existence.

            (b) The Management Committee shall devote such time as is reasonably required to conduct the business and affairs of the Company.

            (c) The Management Committee shall at all times conduct its affairs and the affairs of the Company in such a manner that no Member will have any personal liability with respect to any indebtedness of the Company.

            (d) The Management Committee shall, at the sole expense of the Company, prepare or cause to be prepared, and shall file on or before the due date (or any extension thereof), any federal, state or local tax returns required to be filed by the Company. The Management Committee shall cause the Company to pay any taxes payable by the Company.

            (e) The Management Committee shall, from time to time, submit to and file with any appropriate state or federal securities administrative agencies all documents, papers, statistics and reports required to be filed or submitted.

            (f) The Management Committee shall use its best efforts to cause the Company to be formed, re-formed, qualified to do business, or registered under any applicable assumed or fictitious name statutes or similar law in any state in which the Company may elect to do business.

            (g) The Management Committee shall file a certificate of amendment to the Certificate of Formation with the State of Delaware after the occurrence of any of the following events: (i) a change in the name of the Company; or (ii) a change in the name or address of the registered agent of the Company.

            (h) In its conduct of the business of the Company under this Agreement, the Management Committee shall observe and carry out the rules, regulations, and requirements of the federal and state securities laws and those of any Regulatory Authority.

2.6         COMPANY EXPENSES.

            All administrative, operating, accounting and legal expenses of the Company, including all expenses incurred in organizing the Company, as well as any other expenses incurred by the Management Committee on behalf of the Company, shall be borne by the Company, and, if necessary, shall be reimbursed by or credited to the Company upon presentation of appropriate


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receipts therefor. Unless expressly provided in this Agreement or as approved by the Management Committee, no Member shall be entitled to reimbursement or credit from the Company for any cost or expense which it has incurred or paid on behalf of the Company.

2.7         LIABILITY OF THE MANAGEMENT COMMITTEE.

            The Management Committee shall perform its duties under this Agreement with ordinary prudence and in a manner characteristic of businessmen in similar circumstances. However, members of the Management Committee shall not have any liability whatsoever to the Company or to any other Member for any loss incurred by reason of any act or omission performed or omitted by such member if the loss suffered arises out of circumstances beyond the control of the Management Committee, or out of a mistake in judgment, or if in good faith, it reasonably believed that the act or omission giving rise to the loss was (i) in the best interests of the Company, and (ii) within the scope of the authority granted to it by this Agreement or by law, or based on the advice of counsel.

2.8         INDEMNIFICATION OF THE MANAGEMENT COMMITTEE.

            To the fullest extent permitted by law, the Company shall indemnify and hold harmless the members of the Management Committee against any loss or threat of loss as a result of any claim or legal proceeding related to any act or omission or alleged act or omission arising out of the Management Committee's activities if the member against whom the claim is made or the legal proceeding is directed was (i) acting in good faith within what he reasonably believed to be the scope of his authority, and (ii) for a purpose which he reasonably believed to be in the best interests of the Company. Such indemnification shall include, without limitation, payment of attorney's fees incurred in connection with the investigation of any such claim or the defense of any such action, which attorneys' fees shall be paid as incurred, liabilities under federal and state securities laws, to the extent permitted by law, and judgments, fines and amounts paid in settlement, so long as such Management Committee member was not guilty of willful misconduct or fraud, or any other willful breach of a fiduciary duty with respect to such acts or omissions, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.9         MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY.

            The Management Committee members shall not be required to manage the Company as their sole and exclusive function, and the Members and Management Committee members may have other business interests and may engage in other activities in addition to those relating to the Company.

SECTION 3. MEMBER MEETINGS AND VOTING RIGHTS.

3.1         CALLING OF MEETINGS.


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            Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Management Committee or any Member.

3.2         NOTICE OF MEETING.

            Written, telephonic, confirmed facsimile or electronic mail notice stating the place, day and hour of the meeting and the purpose for which the meeting is called, must be delivered not less than two business days before the date of the meeting, either personally or by mail, by or at the direction of the Management Committee, to each Member of the record entitled to vote at the meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage prepaid. When all the authorized representatives of Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of the meeting, or subsequently ratify all the proceedings of the meeting, the transactions of the meeting are as valid as if a meeting were formally called and notice had been given.

3.3         QUORUM.

            At any meeting of the Members, a majority of the Shares, as reflected by the books of the Company, represented in person or by proxy, will constitute a quorum.

3.4         PROXIES.

            At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by its duly authorized attorney-in-fact. The proxy must be filed with a member of the Management Committee before or at the time of the meeting. No proxy may be valid after three months from date of execution, unless otherwise provided in the proxy.

SECTION 4. CAPITAL ACCOUNTS; SHARING OF LOSSES.

4.1         INITIAL CAPITAL CONTRIBUTIONS.

            The initial Capital Contribution of each Member, made concurrently with the execution of this Agreement, shall be equal and shall be credited to the Capital Account of each such Member, is set forth in Schedule 1 hereto. Each Member agrees that it will duly execute and deliver to the Company any additional documents and instruments which the Management Committee may reasonably determine to be necessary to confirm the title of the Company in and to the property contributed to it.

4.2         CAPITAL ACCOUNTS - GENERAL.

      (a)   Maintenance.


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            A Capital Account ("Capital Account") shall be established and maintained for each Member in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member's Capital Account shall be increased by (i) the amount of money contributed by such Member to the Company,
(ii) the fair market value of any property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752 at the time of such contribution), and (iii) the amount of any Net Profits allocated to such Member. Each Member's Capital Account shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the fair market value of any property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752 at the time of such distribution) and
(iii) the amount of any Net Losses charged to such Member. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation and any amendment or successor provision thereto.

      (b)   No Interest.

            Except as otherwise provided in this Agreement, no interest shall be paid on any Member's Capital Account. No part of any Member's Capital Account may be withdrawn by such Member except as expressly provided herein. The Company shall not redeem or repurchase any Member's Interest except as set forth herein. No portion of a Capital Account of a Member shall be withdrawn from or paid by the Company under any circumstances if the effect thereof would be to impair the net capital of the Company, or result in the loss of any material right of the Company, pursuant to applicable law or as determined by any regulatory body which has jurisdiction over any business of the Company ("Regulatory Authority").

4.3         ADDITIONAL CAPITAL REQUIREMENTS.

            Except as otherwise expressly provided in this Agreement, no Member shall have any duty or responsibility to make loans, advances or additional capital contributions to the Company. Specifically, but not by way of limitation, no Member shall be required upon the liquidation and winding up of the Company to contribute to the capital of the Company the amount of the negative balance, if any, in its Capital Account. The foregoing notwithstanding, the Management Committee may, by unanimous consent, determine from time to time that additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification or to meet operating deficits). In such event, the Members shall participate equally in such additional Capital Contributions.

4.4         SHARING OF LOSSES; INDEMNITY IN EVENT OF SALE OF INTEREST.

            (a) Unless otherwise agreed by the Management Committee, the Members hereby agree that if a Member (the "Loss Member") incurs a loss ("Loss," as defined in subsection 4.4(b) below)


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as a result of (i) the failure of the Company to repay a loan made by the Loss
Member according to the terms of the loan; (ii) the transfer of property belonging to the Loss Member to a third party pursuant to a mortgage, pledge of assets or similar instrument in connection with a loan made to the Company; or
(iii) the payment of money to a third party by the Loss Member pursuant to a personal guarantee of a loan made to the Company, then in any such event the non-Loss Member(s), shall reimburse the Loss Member so that the Loss shall be borne by the Members in proportion to their respective ownership of the Shares of the Company. Such reimbursement shall be made by each non-Loss Member within sixty (60) days of receipt of written notice from the Loss Member setting forth the amount of the Loss.

            (b) For purposes of this section, the Loss Member's "Loss" is equal to (i) in the case of a loss on a loan to the Company, the amount due and unpaid; (ii) in the case of a transfer of property for the benefit of the Company, the fair market value of the property transferred at the date of the Loss; and (iii) in the case of the payment on a guarantee, the amount paid to the lender.

            (c) Upon the sale of a Member's Interest pursuant to any provision of this Agreement, the Company and the remaining Member(s) hereby agree to use their best efforts, in good faith, to obtain the release of any guarantee and any lien, mortgage or pledge of any assets made by the selling Member in connection with any debt or other obligation incurred by the Company. Such best efforts may require the Company or the remaining Member(s) to offer substitute guarantees or collateral for that of the selling Member. If the Company and the remaining Member(s) are unable to obtain such release, they shall be obligated, jointly and severally, to indemnify and hold harmless the selling Member from all damages, losses, judgments, settlements, fees and expenses, including attorneys' fees, incurred by or assessed against the selling Member as a result of any claim or action in connection with the subject debt or obligation of the Company.

4.5         LOANS TO THE COMPANY.

            Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

SECTION 5. DISTRIBUTIONS, PAYMENTS, AND ALLOCATIONS

5.1         DISTRIBUTIONS AND PAYMENTS.

      (a)   Discretionary Distributions and Payments.

            The Company shall make cash distributions or payments at such times as the Management Committee shall determine, all of which distributions shall, unless otherwise agreed by the Management Committee, be made to the Members in proportion to their respective Capital Account balances immediately prior to the time at which such distribution is made.

      (b)   Liquidating Distributions.


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            Upon the liquidation of the Company, liquidating distributions shall be made to the Members in the following order: first, to each of the Members to the extent of its Capital Account; and second, to the Members in accordance with their respective Interests. The Company may offset damages for breach of this Limited Liability Company Agreement by a Member or Interest Owner whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

5.2         ALLOCATION OF NET PROFITS AND NET LOSSES.

            The Net Profits and Net Losses of the Company shall be allocated to the Members in accordance with the Members' respective Interests.

5.3         TAX ALLOCATIONS; CODE SECTION 704(c).

            In accordance with Code Section 704(c) and the Treasury Regulations thereunder, depreciation, amortization, gain and loss, as determined for federal income tax purposes, with respect to any property whose Fair Market Value on the date of contribution differs from its adjusted basis for federal income tax purposes shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Market Value.

            Any elections or other decisions relating to such allocations shall be made by the Management Committee in any manner that reasonably reflects the purposes and intentions of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement other than this Subsection 5.3 by prorating the number of days each Member held such Interest during the year.

SECTION 6. ACCOUNTING, RECORDS AND BUDGETS.

6.1         RECORDS, AUDITS AND REPORTS.

            The Management Committee shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at the offices of InCon located at 970 Douglas Road, Batavia, Illinois 60510, the following records:

      (a)   Members.

            A current and a past list setting forth in alphabetical order the full name and last known business, residence, or mailing address of each Member, both past and present.

      (b)   Certificate of Formation.

            A copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any articles of amendment have been executed.

      (c)   Financial Information.

            Copies of the Company's federal, state, and local income tax returns and financial statements for the three most recent years, or, if such returns or statements were not prepared for any reason, copies of the information and statements provided to, or which should have been provided to, the Members to enable them to prepare their federal, state and local tax returns for such period. Books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of any Company business.

      (d)   Limited Liability Company Agreement.

            Copies of the Company's current effective written Limited Liability Company Agreement and all amendments thereto and copies of any written Limited Liability Company Agreements no longer in effect.

      (e)   Contributed Property.

            A writing setting forth the amount of cash, if any, and a statement of the agreed value of other property or services contributed by each Member and the times at which or the events upon the happening of which any additional contributions are to be made by each Member.

6.2         TAX RETURNS.

            The Management Committee shall cause to be prepared all income and other tax returns of the Company. The Management Committee shall furnish to each Member and each Person who was a Member during the previous fiscal year, a copy of each such return as soon as it has been prepared, together with any schedules or other information, including a Form K-1, which each Member may reasonably require in connection with such Member's own tax affairs. Each of the Members shall, in its respective income tax return and other statements filed with the Internal Revenue Service or other taxing authority, report taxable income in accordance with the provisions of this Agreement.

6.3         TAX MATTERS PARTNER.

            NTC shall be the "Tax Matters Partner" as such term is used in the Code. The Management Committee shall be the party designated to receive all notices from the Internal Revenue Service which pertain to the tax affairs of the Company, and the Management Committee shall be entitled to require that any Internal Revenue Service examinations or audits shall take place at the offices of the Management Committee, provided, that the Management Committee shall promptly advise the

Member(s), from time to time, of any such examinations or audits. The Management Committee shall perform all duties imposed on the Management Committee by the Code, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Company tax items;
(b) the power to extend the statute of limitations for all Member(s) with respect to Company tax items; and (c) the power to file a petition with an appropriate federal court for review of a final Company administrative adjustment.

6.4         FISCAL YEAR.

            The fiscal year of the Company shall be the calendar year. As used in this Agreement, the term "fiscal year" shall include any partial fiscal year at the beginning and end of the Company term.

6.5         BANK ACCOUNTS.

            The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as the Management Committee shall from time to time determine. All withdrawals and disbursements therefrom shall be signed by a member of the Management Committee or pursuant to delegated authority.

6.6         BUDGETS.

            The Management Committee shall establish, or cause to be established, (a) an annual operating budget for the Company, and (b) an annual capital budget for the Company. Each of the budgets shall be reviewed and revised by the Management Committee quarterly.

SECTION 7. TRANSFERS; WITHDRAWALS; ADMISSIONS.

7.1         RESTRICTIONS ON TRANSFER.

      (a)   General Prohibition.

            Except as expressly provided in this Agreement, no Member may, without the unanimous consent of Management Committee, sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way ("Transfer") all or any portion of its Interest in the Company other than any Transfer which may occur by operation of law.

      (b)   Management Committee Approval.

            Notwithstanding any other provision of this Agreement other than Sections 7.2 and 7.3 hereof, a Transfer of a Member's Interest may not be made unless it is the opinion of the Management Committee and counsel for the Company
(i) that such Transfer would not cause the Company to lose its status as a partnership for federal income tax purposes, or (ii) that such Transfer would not violate any provision of federal or state securities laws applicable to the Company or the Interest therein.

7.2         ADMISSION OF ADDITIONAL MEMBERS.

            The Management Committee, by the Required Consent, may from time to time issue Interest in the Company and admit additional Members for such consideration as such Members deem appropriate. As a condition to receiving any interest in the Company, any additional Member must sign a counterpart of this Agreement.

7.3         RIGHT OF FIRST REFUSAL ON TRANSFER OF INTEREST.

             (a) Except as otherwise provided in this Agreement, in the event that a Member (the "Transferring Member"), desires or is required (for any reason whatsoever including, but not limited to, pursuant to a third party offer, a transfer to a judgment creditor, the filing of a bankruptcy petition or pursuant to the terms of a court decree), to sell or otherwise transfer all or any portion of its Interest (the "Offered Interest"), the Transferring Member shall give the Company written notice of the terms of the proposed transaction, including the portion of the Interest included in the proposed transfer, the name(s) of the person(s) to whom the transfer or sale is proposed to be made, and the price at which the proposed sale is to be made or, in the case of an involuntary transfer or bankruptcy petition, the value attributed to such Offered Interest. Upon the receipt of the notice, the Company, or any other party designated by the Company, shall have the first option (exercisable upon the consent of all Members other than the Transferring Member) to purchase, or designate a third party to purchase, all of such Offered Interest at a purchase price equal to the lesser of (i) the price quoted in such notice, or (ii) the Agreed Value (as defined in Section 7.5) of the Shares comprising the Offered Interest. The Company may exercise its option to purchase such Offered Interest by giving written notice to the Transferring Member, with a copy to each of the remaining Members, within thirty (30) days after receipt of the Transferring Member's notice of intent to sell or transfer the Offered Interest. In the event of a purchase by the Company, or third party designated by the Company, of the Offered Interest hereunder, the Members, including the Transferring Member, agree to take such action as may be necessary to enable the Company, or such other party as may be designated by the Company, to lawfully purchase the Offered Interest. If the Company does not wish to exercise its option pursuant to this Section 7.3, it shall give written notice to all the Members of such declination on or before the expiration of the thirty day option period.

            (b) Any Offered Interest not repurchased by the Company or its designee pursuant to subparagraph (a) above, may be purchased by the remaining Members at the price set forth in subparagraph (a) above. Each such Member shall have the right to purchase within thirty (30) days after the expiration of the 30-day period during which the Company may exercise its purchase option under subparagraph (a) above, such proportion of the Offered Interest pursuant to subparagraph (a) hereof as the number of Shares owned by him on such date bears to the total number of Shares owned by all the remaining Members; provided, however, that if any remaining Member does not purchase his full proportionate share of the Offered Interest, the portion of the Offered Interest not purchased by such Member may be purchased by the other remaining Member(s) proportionately in accordance with their then respective Shares. The procedure of proration as set forth herein shall continue until either all of the Offered Interest has been purchased by the remaining Members or all the remaining Members shall have declined to purchase the Offered Interest.

            (c) The purchase price for an Offered Interest sold to the Company pursuant to subparagraph (a) above, or to any remaining Members pursuant to subparagraph (b) above, shall be provided for at the time of the purchase by certified or bank check or, at the option of the purchaser(s), as follows: (i) a downpayment equal to ten percent (10%) of the purchase price, and (ii) the remaining balance of the purchase price shall be evidenced by a promissory note which shall bear interest at the prime rate of Citibank, N.A., or its successors or assigns, as in effect during the period of repayment, and shall be payable monthly in 60 equal installments of principal together with accrued interest; provided, however, that if the payment terms set forth in the notice of proposed transfer pursuant to Subparagraph (a) above are less favorable to the Transferring Member than provided in this Subparagraph (c), the Company or each purchasing Member, as the case may be, shall have the right at its option to pay for any Offered Interest purchased by it on terms equivalent to those set forth in such notice.

            (d) Upon payment of the purchase price and delivery of the promissory note, if applicable, as provided in subparagraph (c), the Transferring Member shall execute such documentation as shall reasonably be required by the Company and/or the purchasing Members. Simultaneously, with the delivery to the Transferring Member of the purchase price, such Transferring Member shall deliver appropriate duly executed instruments of transfer and assignment, assigning and transferring good and marketable title to the Offered Interest, free from any liens or encumbrances or rights of others therein. The Offered Interest thus transferred shall include all of the Transferring Member's right, title and interest in and to the Shares, the Company, the Company's name and all of the Company's assets, including, but not limited to, the Transferring Member's capital account and his share of undrawn profits from the beginning of the fiscal year in which the transfer occurs. The Offered Interest shall not be deemed to include any debts and liabilities of the Company to the Transferring Member for loans and advances (other than by way of capital contribution) made by the Transferring Member, which shall be repaid by the Company to the Transferring Member as required by the terms of such loans and advances.

            (e) In the event that neither the Company nor the remaining Members shall purchase all of the Offered Interest, the Transferring Member shall be free, for a period of thirty (30) days commencing on the earlier of (i) the expiration of the 30-day period afforded to the remaining Members to exercise their purchase rights under subparagraph (b) hereof, or (ii) receipt by the Transferring Member of notice from the Company and all of the remaining Members declining to purchase the Offered Interest, to consummate the proposed sale or transfer upon the terms set forth in the notice originally given to the Company and the remaining Members or on terms less favorable to the transferee or, in the case of a transfer other than a sale, in accordance with the terms of such transfer, provided however, that any such sale or transfer shall be subject to the condition that the transferee must execute a counterpart of, and agree to be bound by the terms and conditions set forth in, this Agreement.

            (f) Promptly upon the consummation of any such sale or transfer, the Transferring Member shall confirm in writing to the Company the terms of the transaction so consummated, including the Interest involved, the consideration received, the name of the party or parties with whom the transaction was made, and evidence of compliance with this Section 7. After the expiration of the thirty (30) day sale period, if the Transferring Member again wishes to sell any Interest owned by him, such proposed sale shall be subject to the purchase options set forth in this Section.

7.4         BUY/SELL AGREEMENT.

            (a) Put-Call Transfer of Shares. Each Member shall have the right, at any time, to initiate the procedures for the transfer of Shares from one to the other as hereinafter set forth. The party initiating such procedures shall hereinafter be referred to as the "Offeror", and the party being asked to respond to such procedures shall hereinafter be referred to as the "Offeree".

            (b) Procedure for Initiating Put-Call. The Offeror may initiate a put-call transfer contemplated by this section (the "Put-Call Transfer") by delivering a written notice (the "Put-Call Notice") to the Offeree expressly stating that the Offeror is thereby initiating a Put-Call Transfer. The Put-Call Notice shall specify the per share value being established by the Offeror for the Shares.

            (c) Effect of Put-Call Notice. If a Put-Call Notice is given, it shall be deemed to constitute an offer by the Offeror either to:

                  (i) sell all (and not less than all) Shares owned by the Offeror upon such terms and conditions as are set forth in subsection (e) below at the per share value specified in the Put-Call Notice; or

                  (ii) purchase all (and not less than all) Shares owned by the Offeree upon such terms and conditions as are set forth in subsection (e) below at the per share value specified in the Put-Call Notice.

            In all events, and by way of further explanation of the foregoing, the Offeree shall state only one per share value for the Shares and the offer shall be to purchase or sell at the same per share value. Such offer, as contained within the Put-Call Notice, shall become irrevocable at such time that the Offeree shall have delivered his Written Response thereto, as below provided.

            (d) Response to Put-Call Notice. The Offeree shall deliver to the Offeror a written response (the "Written Response") to the Put-Call Notice not later than sixty (60) days following the date of delivery of the Put-Call Notice. Unless the Offeree shall have delivered the Written Response within such time period expressly stating that he wishes to purchase all Shares owned by the Offeror, the Offeree shall be deemed, for the purpose of this agreement, to have agreed to sell or cause to be sold to the Offeror all of the Shares owned by the Offeree.

            (e) Certain Terms and Conditions with Respect to Put-Call Transfer of Shares. For the purposes of the following, the party selling Shares is referred to as the "Seller" and the purchaser thereof is referred to as the "Purchaser".

                  (i) Delivery and Transfer. At the closing of a purchase of Shares pursuant to this Section, the Seller shall deliver a bill of sale or any other documentation reasonably requested by the Purchaser for transfer of the Shares. The Seller shall cause such Shares to be transferred free and clear of any liens, encumbrances, restrictions and security interests of any kind. The Purchaser shall thereupon be obligated to pay the purchase price therefor in accordance with subparagraph (ii) below.

                  (ii) Payment of Purchase Price for Shares. The Purchaser of Shares pursuant to this Section shall, at its option, (a) pay the purchase price for said Shares in full at the closing by bank or certified check or by wire transfer of immediately available funds to an account designated by the Seller, or (b) pay twenty percent (20%) of the purchase price for said Shares at the closing by bank or certified check or by wire transfer of immediately available funds to an account designated by the Seller, with the principal balance thereof to be paid, together with simple interest at the rate, from time to time, of five-year United States Treasury Notes, in equal annual installments over five
(5) years.

                  (iii) Closing Date. The closing of a purchase contemplated under this Section shall take place within sixty (60) days after the date of delivery of the Written Response or, if no response is given by the Offeree, within ninety (90) days following the date of delivery of the Put-Call Notice (in either case, the "Closing Date"). The exact Closing Date shall be determined by the Purchaser.

                  (iv) Removal of Guarantees. As a condition to the completion of the purchase by the Purchaser, the Purchaser shall be obligated to obtain releases, on behalf of the Seller, from any guarantees by the Seller of indebtedness and other obligations of the Company. If such releases are not provided to the Seller on or before the Closing Date, in form satisfactory to the Seller and his counsel, the Seller shall have the following options, notice of the choice of which must be provided to Purchaser within sixty (60) days following the originally designated Closing Date:

                        (1) To consummate the sale contemplated hereunder, but subject to an unlimited joint and several indemnity from the Company and the Purchaser, in form satisfactory to the Seller and his counsel, holding the Seller harmless from any claims and losses arising by reason of such unreleased guarantees; or

                        (2) To purchase all Shares owned by the Purchaser upon all of the same terms and conditions hereinabove described, including the provision of this subparagraph (iv); provided, however, that if the Seller chooses to acquire the Purchaser's Shares pursuant to this subparagraph (iv)(2), but is unable to obtain the removal of all necessary guarantees, then in such case, the parties agree that they shall be deemed to have elected application of subparagraph (iv)(3) below; or

                        (3) To require a sale of 100% of the Shares, or substantially all of the assets of the Company, to a third party purchaser, upon terms and conditions mutually agreeable to the Members. In the event the Members are unable to agree upon the procedures to be followed in seeking such a purchaser, or upon the terms and conditions of a sale, the Management Committee shall choose an independent third party (which may be an investment banking firm, certified public accounting firm, or any other third party that is qualified to value businesses of the nature conducted by the Company) which shall direct the effort to sell such Shares or assets. In such event, the Management Committee shall accept that offer obtained within six (6) months after hiring such third party which is recommended by such third party as containing the most favorable terms, taken as a whole unless the Members unanimously agree that such offer is not acceptable. Each of the Members shall cooperate fully with the Company and/or such third party in order to effect the sale of Shares or assets, including by giving standard representations and warranties to the purchaser thereof and entering into noncompetition and/or nondisclosure agreements with such purchaser.

                  (v) Resignation of Seller. In the event of a purchase contemplated under this section, the Seller's representative shall resign from the Management Committee and, if applicable, as an officer or other employee of the Company, effective as of the Closing Date.

7.5         AGREED VALUE.

            (a) Initial Valuation. Unless otherwise stated in this Agreement, the purchase price for the purchase or transfer of any Interest in the Company shall be the Agreed Value of each Share of the Company, multiplied by the number of Shares comprising the Interest of the Member whose Interest is being sold or transferred. The Agreed Value of each Share of the Company as of the date hereof is set forth in the Certificate of Agreed Value attached hereto as Schedule 2. Within four months after the end of each calendar year, the Members shall determine a new Agreed Value of each Share of the Company which shall be net of any Company liabilities, and shall state such new Agreed Value in a writing signed by all of the Members. In the event that more than two (2) years have elapsed since the determination of the last Agreed Value, the purchase price shall be determined as set forth in Subparagraph (b) below.

            (b) Revised Agreed Value. In the event that more than two (2) years have elapsed since the determination of the last Agreed Value, the purchase price shall be the net book value at the end of the month immediately preceding the month in which the proposed sale or other transfer occurs, as certified to the Company and the Members in a statement prepared by the Company's regular accountant prepared in accordance with generally accepted accounting principles and upon a basis consistent with the most recent financial statements which have been prepared by said accountant, except that the value of any real estate owned by the Company shall be the fair market value as of such date. The fair market value of the real property shall be calculated within six weeks of the date of an event which applies the Agreed Value formula.

7.6         CLOSING.

            The closing of a purchase and sale of any Interest, unless otherwise stated in this Agreement, shall be held at the office of the Company. Simultaneously with the delivery to the Member or his legal representative of the purchase price, such Member or legal representative, as the case may be, shall deliver appropriate duly executed instruments of transfer and assignment, assigning and transferring good and marketable title to the Interest, free from any liens or encumbrances or rights of others therein. The Interest thus transferred shall include all of the seller's right, title and interest in and to the Shares and the Company, the Company's name and all assets thereof, including, but not limited to, the transferring Member's capital account and its share of any undrawn profits for any fiscal year in which the closing date falls. The transferred Interest shall not be deemed to include any debts and liabilities of the Company to the transferring Member for loans and advances (other than by way of capital contribution) made by such transferring Member, which debts and liabilities shall be repaid by the Company as required by the terms of such loans and advances.

SECTION 8.  DISSOLUTION.

8.1         EVENTS OF DISSOLUTION.

            (a) The Company shall be dissolved and its affairs shall be wound up upon the happening of any of the first to occur of the following:

                  (i) at the time specified in its Certificate of Formation;

                  (ii) the Required Consent;

                  (iii) an Event of Dissociation of a Member, unless there are at least two remaining Members and the business of the Company is continued by the written consent of a majority in Interest of the remaining Members within 120 days after the Event of Dissociation; or

                  (iv) entry of a decree of dissolution under Section 18-802 of the Act.

            (b) Notwithstanding anything to the contrary in this Limited Liability Company Agreement, if the Management Committee votes to dissolve the Company by the Required Consent, then all of the Members shall agree in writing to dissolve the Company as soon as possible (but in any event not more than 10 days) thereafter.

            (c) As soon as possible following the occurrence of any of the events specified in this section 8 effecting the dissolution of the Company, the Members shall proceed to wind up the Company's business in accordance with
Section 18-803 of the Act.

            (d) Except as expressly permitted in this Limited Liability Company Agreement, a Member shall not (i) voluntarily resign, (ii) take any other voluntary action which directly causes an Event of Dissociation; or (iii) make an application for the dissolution of the Company as provided in Section 18-802 of the Act.

8.2         SALE OF ASSETS BY THE MANAGEMENT COMMITTEE.

            Upon the dissolution of the Company, the Management Committee shall proceed diligently to wind up the affairs of the Company and distribute its assets. The Management Committee shall have full right and unlimited discretion to determine the time required and used for liquidation, which in no event shall be greater than one year from the date of dissolution, and the manner and terms of any sale or sales of Company assets pursuant to such liquidation, for the purpose of obtaining, in its opinion, fair value for such assets, having due regard for the activity and condition of the relevant markets and general financial and economic conditions. In winding up the affairs of the Company, the Management Committee shall pay the liabilities of the Company in such order of priority as provided by law.

SECTION 9. BUSINESS PURPOSE OF COMPANY/ACTIVITIES OF MEMBERS.

9.1         BUSINESS PURPOSE AND ACTIVITIES OF COMPANY.

            In addition to any other business or purpose set forth in the Certificate of Formation or as otherwise determined by the Management Committee from time to time, the Company (a) shall research and develop dietary supplements, cosmetics, nutritional and health promoting products and any other products that the Management Committee may determine ("New Products") including, without limitation, fish, oil, TRF (tocotrienol rich fraction), SuperE (tocopherol/TRF), Sqalene/Sqalane and Sterols, and (b) shall manufacture, market and sell the New Products and may manufacture, market and sell certain existing supplements and products ("Existing Products", New Products and Existing Products being collectively referred to herein as "Company Products"). InCon and NTC shall work jointly to develop New Products. All costs and expenses related to the development of New Products shall be authorized in advance by the Required Consent, and shall be the exclusive responsibility of the Company.

9.2         ACTIVITIES OF NTC.

            The Company shall enter into an exclusive agreement with NTC for the sale and marketing of Company Products (the "Sale and Marketing Agreement"). The Sale and Marketing Agreement shall be subject to the Required Consent of the Management Committee. All costs and expenses related to the Sale and Marketing Agreement shall be authorized in advance upon the Required Consent of the Management Committee, and shall be the exclusive responsibility of the Company.

9.3         ACTIVITIES OF INCON.

            The Company shall enter into an exclusive agreement with InCon for the manufacture of Company Products (the "Manufacturing Agreement"). The Manufacturing Agreement shall be subject to the Required Consent of the Management Committee. All costs and expenses related to the Manufacturing Agreement shall be authorized in advance upon the required Consent of the Management Committee, and shall be the exclusive responsibility of the Company.

9.4         OWNERSHIP OF COMPANY ASSETS.

            Notwithstanding any other provision of this Agreement, the Company shall be the sole and exclusive owner of all raw materials, work-in-progress and accounts receivable relating to the Company Products and/or the development, manufacturing, marketing or sale thereof. The Company shall have no ownership of, or claim to, any equipment or facilities unless such equipment or facilities have been expressly contributed, assigned, leased or otherwise conveyed to the Company.

9.5         COVENANT NOT TO DISCLOSE.

            Each Member acknowledges and agrees that much of the information, documents, files and other papers concerning the products, business, operations, financial affairs or condition of the Company are strictly confidential, including but not limited to, financial statements, customer lists, training manuals, marketing methods, pricing structures, technical data, process information and know-how (the "Confidential Information"). Each Member covenants and agrees that it will not at any time divulge, make known to any person, or use, in each case for his own personal benefit, any of the Confidential Information, whether or not made known to such Member by reason of his being a Member, Management Committee member, officer or employee of the Company, except
(i) as reasonably necessary to conduct the business of the Company, (ii) as required by law, regulation or legal process, or (iii) to third parties who have executed and delivered to the Company a non-disclosure agreement, in form and substance satisfactory to the Company.

            All materials, records, and documents developed or owned by the Company, whether embodied in electronic media or in written form, shall be the sole property of the Company and upon the request of the Company, each Member shall promptly deliver to the Company such materials, records and documents or copies thereof as are then maintained by him or otherwise under his control, and shall retain no copies thereof.

            The obligations of a Member under this Section shall be binding on a Member even after he ceases to be a Member of the Company and shall survive termination of this Agreement.

9.6         OTHER BUSINESS INTERESTS OF THE MEMBERS.

            This Agreement shall not be construed to grant any right, privilege or option to a Member to participate in any manner in any other business, corporation, partnership or investment in which another Member may participate, including those which may be the same as or similar to the Company's business and in direct competition therewith, and each of the Members expressly waives the doctrine of corporate opportunity (or any analogous doctrine) with respect to any such other business, corporation, partnership or investment of the other Members or their Affiliates.

9.7         TRANSACTION WITH MEMBERS OR AFFILIATES.

            The Members or any of their respective affiliates shall have the right to contract or otherwise deal with the Company in connection with the sale of goods or services by the Members or their respective affiliates to the Company in the following circumstances: (a) where the Management Committee has voted to give consent or (b) if (i) the compensation paid or promised for such goods or services is reasonable and is paid only for goods or services actually furnished to the Company, (ii) the goods or services to be furnished are reasonable for and necessary to the Company and (iii) the terms for the furnishing of such goods and services are at least as favorable to the Company as would be attainable in an arms-length transaction with third parties.

SECTION 10.  MISCELLANEOUS.

10.1        ENFORCEMENT.

            In the event that any party hereto commits a breach of that party's obligations hereunder, any non-breaching party damaged thereby shall be entitled to recover from the party in breach the costs and expenses incurred, including reasonable attorneys' fees and disbursements, in connection with enforcing the provisions hereof. The obligation of any person to transfer Shares in accordance with the terms of this Agreement may be specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy for the breach of any obligation. The rights and remedies set forth in this Section 10.1 shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

10.2        NOTICES.

            All notices required or permitted by this Agreement shall be in writing and shall be delivered (i) to any Member, at the address of such Member set forth on the books and records of the Company or such other mailing address of which such Member shall advise the Management Committee in writing, and (ii) to the Company or the Management Committee, at the principal office of the Company. Any notice shall be deemed to have been duly given if personally delivered or sent by United States mail or express mail service or by telegram confirmed by letter and will be deemed given, unless earlier received, (1) if sent by certified mail, return receipt requested, or by first-class mail, five calendar days after being deposited with such mail service, postage prepaid, (2) if sent by United States Express Mail or other express mail service, two calendar days (other than Sundays and Federal holidays) after being deposited with such mail service, postage prepaid, (3) if sent by telegram, on the date sent provided a notice of confirmation is sent by first-class mail, postage prepaid, and (4) if delivered by hand, on the date of receipt. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.


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
10.3        AMENDMENTS.

            This Agreement may be amended only with the written consent of all of the Members.

10.4        WAIVER OF ACTION FOR PARTITION.

            Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

10.5        SUCCESSORS AND ASSIGNS.

            Subject to the restrictions on transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10.6        TITLE TO PROPERTY.

            All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right. Each Member's interest in the Company shall be personal property for all purposes.

10.7        CAPTIONS.

            Any article, section or paragraph titles or captions contained in this Agreement and the table of contents are for the convenience of reference only and shall not be deemed a part of this Agreement.

10.8        TERMS.

            Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context may require. Any references to the Code or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

10.9        INVALIDITY.

            If any provision of this Agreement shall be held invalid, it shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.10       COUNTERPARTS.

            This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the

Members, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

10.11       FURTHER ASSURANCES.

            The parties hereto agree that they will cooperate with each other and will execute and deliver or cause to be delivered, all such other instruments, and will take all such other actions, as the Management Committee may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

10.12       COMPLETE AGREEMENT.

            This Agreement constitutes the complete and exclusive statement of the agreement among the Members with respect to the subject matter hereof, and supersedes all prior written and oral statements.

10.13       GOVERNING LAW; CONSENT TO JURISDICTION.

            This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, except as may be otherwise required by the laws of any other jurisdiction in which the Company conducts business to the extent necessary in order for the Company to conduct business in such other jurisdiction. Each Member further agrees that service of process or notice sent in any such action, suit or proceeding shall be effective if given as provided in Section 10.2 hereof.

10.14       NO THIRD PARTY BENEFICIARY.

            Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective heirs, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the Members that no one shall be deemed to be a third party beneficiary of this Agreement.

10.15       EXHIBITS AND SCHEDULES.

            Each of the Exhibits and Schedules attached hereto is hereby incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and in Company.

10.16       REFERENCES TO THIS AGREEMENT.

            Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                    NUTRITION TECHNOLOGY CORP.


                                    By:_________________________________
                                    Its:________________________________



                                    INCON TECHNOLOGIES, L.L.C.


                                    By:_________________________________
                                    Its:________________________________

                             EXHIBITS AND SCHEDULES
                             ----------------------


                 Exhibits
                 --------

                 Exhibit A - Certificate of Formation



                 Schedules
                 ---------

                 Schedule 1 - Company Shares and Initial Capital Contributions

                 Schedule 2 - Valuation of Company